Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF THE

GRASSLANDS GAME SHARES

SERIES OF PREFERRED STOCK OF

FIG PUBLISHING, INC.

December 17, 2015

FIG PUBLISHING, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution pertaining to its Grasslands Game Shares series of preferred stock of the Company, par value of $0.0001 per share (the “Grasslands Game Shares” or the “Preferred Stock”), was adopted by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board dated December 17, 2015. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Company’s Amended and Restated Certificate of Incorporation (the “Amended Certificate”) or, if not defined therein, in the offering circular for the sale of the Preferred Stock as filed with the U.S. Securities and Exchange Commission in December 2015 (the “Offering Circular”).

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Amended Certificate, the Board hereby establishes a new series of Preferred Stock, which the Board hereby designates as Grasslands Game Shares;

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Amended Certificate, the Board hereby fixes (i) the designation of the Preferred Stock as indicated opposite “DESIGNATION” below; (ii) the number of authorized shares of such Preferred Stock as indicated opposite “AUTHORIZED SHARES” below; (iii) the Underlying Assets (as defined in the Amended Certificate) for such Preferred Stock as indicated opposite “UNDERLYING ASSETS” below; (iv) the voting powers of the Preferred Stock as indicated opposite “VOTING POWERS” below; (v) the terms of optional redemption of such Preferred Stock as indicated opposite “OPTIONAL REDEMPTION” below; and (vi) the transfer restrictions applicable to such Preferred Stock opposite “TRANSFER RESTRICTIONS” below:

DESIGNATION:	Grasslands Game Shares

AUTHORIZED SHARES:	30,000 shares

UNDERLYING ASSETS:	97.5% of the Residual Pub Sub Earnings (as defined in the Offering Circular) of Fig Grasslands, LLC, a subsidiary of the Company.

VOTING POWERS:	No voting powers.

OPTIONAL REDEMPTION BY THE COMPANY:	The Board of Directors may at any time following the seven (7) year anniversary of the Game Delivery Date (as defined in the Offering Circular) resolve to redeem some or all Grasslands Game Shares, if at such time the average Residual Pub Sub Earnings for the four immediately preceding, completed fiscal quarters is less than $25,000 per quarter.

TRANSFER RESTRICTIONS:	No holder of Grasslands Game Shares shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such shares, in whole or in part, except under circumstances that would constitute compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933 on the transfer of securities of issuers that are not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. Such circumstances must be demonstrated to the Company prior to such disposition, by means of a certification as to the facts of the proposed disposition and any other document or documents, including without limitation an opinion of counsel, as the Company may require in its sole discretion, each such document being in form and substance satisfactory to the Company in its sole discretion.

RESOLVED FURTHER, that such Preferred Stock shall have such other powers, terms, conditions, designations, preferences and privileges; relative, participating, optional and other special rights; and qualifications, limitations and restrictions thereof as set forth in the Company’s Amended Certificate.

(Signature Page Follows)

IN WITNESS WHEREOF, Fig Publishing, Inc. has caused this Certificate of Designations to be executed by its Chief Executive Officer as of the date first set forth above.

FIG PUBLISHING, INC.

By:	/s/ Justin Bailey
Name:	Justin Bailey
Title:	Chief Executive Officer